                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                            POLARIS INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                 [POLARIS LOGO]

POLARIS INDUSTRIES INC.                                    2100 Highway 55
                                                           Medina, Minnesota
                                                           55340
                                                           763-542-0500
                                                           Fax: 763-542-0599

                                                                  March 27, 2000

Dear Fellow Shareholder:

     The Board of Directors of Polaris Industries Inc. joins me in extending a cordial invitation to attend our 2000 Annual Meeting of Shareholders which will be held at our corporate headquarters, 2100 Highway 55, Medina, Minnesota 55340, on Thursday, May 18, 2000 at 9:00 a.m. local time.

     In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review Polaris' 1999 business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.

     It is important that your shares be represented at the meeting whether or not you plan to attend in person. Therefore, please sign and return the enclosed proxy in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

     We hope that you will be able to attend the meeting, and we look forward to seeing you.

                                          Sincerely,

                                          /s/ W. HALL WENDEL, JR.

                                          W. Hall Wendel, Jr.
                                          Chairman of the Board

Enclosures

                            POLARIS INDUSTRIES INC.
                                2100 HIGHWAY 55
                            MEDINA, MINNESOTA 55340
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 2000
                         ------------------------------

TO POLARIS SHAREHOLDERS:

     The 2000 Annual Meeting of Shareholders of Polaris Industries Inc. will be held at the corporate headquarters of Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340, at 9:00 a.m. local time on Thursday, May 18, 2000 for the following purposes:

     1. To elect three directors for three year terms ending in 2003 (Proposal
        1); and

     2. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof (Proposal 2).

     Shareholders of record at the close of business on March 20, 2000 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

     YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

                                          By order of the Board of Directors

                                          /s/ MICHAEL W. MALONE

                                          Michael W. Malone
                                          Vice President-Finance, Chief
                                          Financial Officer and
                                          Secretary

Minneapolis, Minnesota
March 27, 2000

                            POLARIS INDUSTRIES INC.
                                2100 HIGHWAY 55
                            MEDINA, MINNESOTA 55340

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

                               PROXIES AND VOTING

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation by the Board of Directors and management of Polaris Industries Inc., a Minnesota corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 9:00 a.m., local time, on May 18, 2000, at the corporate headquarters of the Company, 2100 Highway 55, Medina, Minnesota 55340, for the purposes set forth in the accompanying Notice of Meeting.

     Each shareholder entitled to vote at the Annual Meeting who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke such proxy at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting. Unless so revoked, the proxy will be voted in accordance with the instructions contained therein at the Annual Meeting and any postponements or adjournments thereof. Presence at the Annual Meeting of a shareholder will not, in itself, constitute revocation of a previously granted proxy.

     This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about March 27, 2000.

     Only shareholders of record at the close of business on March 20, 2000 (the "Record Date") will be entitled to notice of and to vote the shares of common stock, $.01 par value per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. At the close of business on the Record Date, the Company had outstanding 24,186,526 shares of Common Stock.

     Holders of Common Stock of record at the close of business on the Record Date will be entitled to one vote per share on (1) the election of three directors for three year terms ending in 2003; and (2) any other business to be transacted at the Annual Meeting.

     The quorum required to hold the meeting is a majority of the shares of Common Stock entitled to vote at the meeting present in person or by proxy. If a quorum is present, the affirmative vote, in person or by proxy, of a majority of shares of Common Stock present and entitled to vote at the Annual Meeting, will be necessary for the adoption of proposals 1 and 2 listed in the Notice of Meeting. If a broker, other record holder, or nominee indicates on a proxy that it does not have authority to vote certain shares on a particular matter, those shares will not be considered present and will not effect the outcome of the vote. Abstentions are treated as being present and, because the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on a particular proposal is necessary for adoption of such proposal, the effect of an abstention is a vote against the proposal.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 10, 2000 by each shareholder known to the Company who then beneficially owned more than 5% of the outstanding shares of Common Stock, each director of the Company, each nominee for director, each executive officer named in the Compensation Table set forth later in this Proxy Statement and all executive officers and directors as a group. As of March 10, 2000, there were 24,115,666 shares of Common Stock outstanding.

                                                                   SHARES
                                                                BENEFICIALLY    PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED        OF CLASS
            ------------------------------------                ------------    --------
Capital Group International, Inc. and Capital Guardian Trust
  Company(1)................................................     1,972,100        8.2%
Trimark Financial Corporation(2)............................     1,731,600        7.2%
W. Hall Wendel, Jr.(3)(4)(5)................................     1,129,403        4.7%
  Chairman of the Board of Directors
Thomas C. Tiller(4).........................................        50,100          *
  Chief Executive Officer, President, and Director
Charles A. Baxter(4)(5).....................................       386,150        1.6%
  Vice President -- Engineering and General
  Manager -- Engines
Jeffrey A. Bjorkman(4)(5)...................................        45,798          *
  Vice President -- Manufacturing
Michael W. Malone...........................................        48,709          *
  Vice President -- Finance, Chief Financial Officer and
  Secretary
Andris A. Baltins(6)........................................        14,325          *
  Director
Raymond J. Biggs............................................         2,000          *
  Director
Beverly F. Dolan............................................         9,500          *
  Director
Robert S. Moe...............................................       294,000        1.2%
  Director
Gregory R. Palen............................................         6,000          *
  Director
Stephen G. Shank............................................         2,000          *
  Director
Bruce A. Thomson............................................             0          *
  Director
Richard A. Zona.............................................             0          *
  Nominee
All directors and executive officers as a group.............     2,103,735        8.7%
  (16 persons)(3)(4)(5)(6)

------------------------------
* Represents less than 1%.

(1) The address for each of Capital Group International, Inc. ("Capital Group") and Capital Guardian Trust Company is 11100 Santa Monica Boulevard, Los Angeles, California, 90025-3384. Capital Guardian Trust Company, a wholly owned subsidiary of Capital Group, has sole voting power with respect to 1,312,400 shares and sole dispositive power with respect to 1,718,800 shares. Capital International Research and Management, Inc., dba Capital International, Inc., a wholly owned subsidiary of Capital Group, has sole voting power and sole dispositive power with respect to 253,300 shares. Each of Capital Group and Capital Guardian Trust Company has disclaimed all beneficial ownership of such shares. The information set forth herein is based on Amendment No. 2 to the joint statement on Schedule 13G dated

    February 10, 2000 filed by Capital Group and Capital Guardian Trust Company with the Securities and Exchange Commission.

(2) The address of Trimark Financial Corporation is One First Canadian Place, Suite 5600, P.O. Box 487, Toronto, Ontario M5X 1E5. The information set forth herein is based on the Amendment No. 2 to Schedule 13G dated February 1, 2000 filed by Trimark Financial Corporation with the Securities and Exchange Commission.

(3) Mr. Wendel's address is 2100 Highway 55, Medina, Minnesota 55340. Includes 161,000 shares held in the Wendel Foundation of which Mr. Wendel is an officer and trustee and for which he shares voting power and dispositive power.

(4) Includes 36,460, 50,000, 9,635, 8,655 and 6,475 restricted shares of Common Stock awarded to Messrs. Wendel, Tiller, Baxter, Bjorkman and Malone, respectively, and 142,945 aggregate restricted shares of Common Stock awarded to all executive officers as a group under Polaris' 1996 Restricted Stock Plan. The restricted shares become freely tradeable only upon the Company achieving certain compounded earnings growth targets within a four year period.

(5) Includes 79,500, 24,500, 15,800 and 11,000 shares subject to stock options that were granted to Messrs. Wendel, Baxter, Bjorkman and Malone, respectively, and 153,800 aggregate shares subject to stock options that were granted to all executive officers as a group under Polaris' 1995 Stock Option Plan which are or will become vested and exercisable on or before March 11, 2000.

(6) Includes 2,500 shares held in trust for Mr. Baltins' children and 3,000 held in trust for one of Mr. Baltins' parents. Other members of the law firm of Kaplan, Strangis and Kaplan, P.A., of which Mr. Baltins is a member and which serves of counsel to the Company, beneficially own 56,956 shares.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of nine directors divided into three classes. One class is elected at each annual meeting of shareholders to serve for a three-year term. At the 2000 Annual Meeting, the terms of the Class III directors, Messrs. Palen, Shank and Wendel, are expiring. Mr. Shank, currently a Class III director, is not standing for reelection. We wish to thank Steve for his six years of service to our Board. Mr. Zona has been nominated to fill the vacancy that will be created by Mr. Shank's decision not to stand for reelection. He has consented to serve a three-year term. Other incumbent directors are not up for election this year and will continue in office for the remainder of their terms. There are no family relationships between or among any executive officers or directors of the Company.

                                   PROPOSAL 1

     The Board of Directors proposes that the following nominees, two of whom are currently serving as Class III directors, be elected as Class III directors for a term of three years and until their successors are duly elected and qualified:
                                Gregory R. Palen
                              W. Hall Wendel, Jr.
                                Richard A. Zona

     Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for the election of the three nominees as Class III directors of the Company. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ELECT THE NOMINEES AS CLASS III DIRECTORS OF THE COMPANY.

     In the event any or all of the nominees shall become unavailable to serve as a director before election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the Board of Directors.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

                  DIRECTORS STANDING FOR ELECTION -- CLASS III

[GREGORY R. PALEN PHOTO]      GREGORY R. PALEN          Director since 1994
                              Mr. Palen, 44, has been Chairman and Chief Executive Officer of Spectro Alloys, an aluminum manufacturing company, since
                              1989 and Chief Executive Officer of Palen/Kimball Company, a
                              heating and air conditioning company, since 1980. He is a
                              director of Valspar Corporation, a painting and coating
                              manufacturing company. Mr. Palen also serves as a director of Opus Northwest, LLC, a construction and real estate
                              development company. Mr. Palen is also a director of various private and non-profit corporations, including St. John's
                              University. Mr. Palen serves on the Audit Committee of the
                              Board of Directors of the Company.

[W. HALL WENDEL, JR.          W. HALL WENDEL, JR.          Director since 1994
  PHOTO]
                              Mr. Wendel, 57, is the Chairman of the Board of Directors of
                              the Company and was Chief Executive Officer of the Company
                              from 1994 to 1999. From 1987 to 1994, Mr. Wendel was Chief
                              Executive Officer of Polaris Industries Capital Corporation
                              ("PICC"), the managing general partner of Polaris Industries
                              Associates L.P., which was the operating general partner of
                              Polaris Industries L.P. From 1981 to 1987, Mr. Wendel was
                              Chief Executive Officer of the predecessor of Polaris
                              Industries Partners L.P., which was formed to purchase the snowmobile assets of the Polaris E-Z-GO Division of Textron
                              Inc. Before that time, Mr. Wendel was President of the
                              Polaris E-Z-GO Division for two years and prior thereto,
                              held marketing positions as Vice President of Sales and
                              Marketing and National Sales Manager since 1974. Mr. Wendel is Chairman of the Board of Directors and Chairman of the
                              Executive Committee of the Board of Directors of the
                              Company.

[RICHARD A. ZONA PHOTO]       RICHARD A. ZONA          Nominee
                              Mr. Zona, 55, has been the Vice Chairman of U.S. Bancorp, a regional bank holding company, since 1996. Mr. Zona joined
                              U.S. Bancorp, then known as First Bank System, Inc., as
                              Executive Vice President and Chief Financial Officer in 1989
                              and served as Vice Chairman and Chief Financial Officer from
                              1991 to 1996. Mr. Zona, a certified public accountant, was with Ernst & Young from 1970 to 1989. Mr. Zona currently
                              serves as a director and member of the audit and executive committees of Jostens, Inc., a provider of year books, class rings, graduation products, school photography and sports
                              and achievement awards. Mr. Zona is also a member of the
                              Board of Overseers of the Carlson School of Management of
                              the University of Minnesota and a director of the Minnesota
                              Opera and various other private and non-profit corporations.

                                         DIRECTORS CONTINUING IN OFFICE
                               CLASS I -- TERM EXPIRES AT THE 2001 ANNUAL MEETING

[ANDRIS A. BALTINS        ANDRIS A. BALTINS          Director since 1994
  PHOTO]
                          Mr. Baltins, 54, has been a member of the law firm of Kaplan, Strangis and Kaplan,
                          P.A. since 1979. He is a director of AOA Holding, LLC, AOA Capital Corp and Adams
                          Outdoor Advertising, Inc., the managing general partner of Adams Outdoor Advertising
                          Limited Partnership, which entities, directly and indirectly, own and operate an outdoor advertising business. Mr. Baltins is also a director of various private and non-profit corporations. Mr. Baltins serves on the Audit Committee and the
                          Compensation Committee of the Board of Directors of the Company.

[BRUCE A. THOMSON PHOTO]  BRUCE A. THOMSON          Director since 1998
                          Mr. Thomson, 67, has been the Chairman of Tomsten, Inc., a retail start up company, since September, 1998. Prior thereto, from 1981, he was the President of Proex Photo
                          Systems, Inc., a photofinishing and portrait company. Mr. Thomson is a director of various private and non-profit corporations. Mr. Thomson serves on the Audit Committee of the Board of Directors of the Company.

[THOMAS C. TILLER PHOTO]  THOMAS C. TILLER          Director since 1998
                          Mr. Tiller, 38, is the President and Chief Executive Officer of the Company and was
                          the President and Chief Operating Officer of the Company from July 15, 1998 to May 20,
                          1999. From 1983 to 1998 Mr. Tiller held a number of design, marketing and plant management positions with General Electric Corporation, most recently as Vice
                          President and General Manager of G.E. Silicones. Mr. Tiller serves on the Executive
                          Committee of the Board of Directors of the Company.


                              DIRECTORS CONTINUING IN OFFICE
                   CLASS II -- TERM EXPIRES AT THE 2002 ANNUAL MEETING

[RAYMOND J. BIGGS PHOTO]      RAYMOND J. BIGGS          Director since 1996
                              Mr. Biggs, 62, was the Chairman of Huntington Bancshares of
                              Michigan, a financial institution, from 1990 through 1994.
                              From 1971 through 1990, Mr. Biggs was Chairman of a
                              predecessor of Huntington Bancshares. Since 1994, Mr. Biggs has been a private investor and currently serves as a
                              director of Huntington Bancshares. Mr. Biggs is also a
                              director of the Michigan State University Business School
                              and various private and non-profit corporations. Mr. Biggs is a member of the Stock Award Compensation Committee of the
                              Board of Directors of the Company.

[BEVERLY F. DOLAN PHOTO]      BEVERLY F. DOLAN          Director since 1994
                              Mr. Dolan, 72, was the Chairman and Chief Executive Officer
                              of Textron Inc., a multi-industry company with operations in aerospace technology, commercial products and financial
                              services, from 1986 through 1992. Since 1992, Mr. Dolan has been a private investor and currently serves as a director of First Union Corporation, a bank holding company; and FPL
                              Group, Inc., a Florida electrical power producer. Mr. Dolan is Chairman of both the Compensation Committee and the Stock
                              Award Compensation Committee of the Board of Directors of
                              the Company.

[ROBERT S. MOE PHOTO]         ROBERT S. MOE          Director since 1994
                              Mr. Moe, 69, was Executive Vice President and Treasurer of
                              PICC from 1987 through 1992. From 1981 to 1987, Mr. Moe was
                              Executive Vice President and Treasurer of a predecessor of the Company. Since 1992, Mr. Moe has been a private investor and currently serves as a director and member of the audit and compensation committees of Digi International Inc., a
                              provider of data communications hardware and software. Mr.
                              Moe serves on the Compensation Committee and the Executive
                              Committee of the Board of Directors of the Company.

DIRECTORS' REMUNERATION

     Directors who are also full-time employees of the Company receive no additional compensation for service as directors. During fiscal year 2000, the Company intends to pay each nonemployee director an annual director's fee of $27,500, at least $5,000 of which will be payable in Common Stock Equivalents (as described below).

     The Company maintains a deferred compensation plan for directors, the Polaris Industries Inc. Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), under which directors who are not officers or employees of the Company ("Outside Directors") will receive annual awards of Common Stock Equivalents and can elect to defer all or a portion of their cash directors' fees and have the deferred amounts deemed invested in additional Common Stock Equivalents. These "Common Stock Equivalents" are phantom stock units, i.e., each Common Stock Equivalent represents the economic equivalent of one share of Common

Stock. Dividends will be credited to Outside Directors as if the Common Stock Equivalents were outstanding shares of Common Stock. Such dividends will be converted into additional Common Stock Equivalents. The Deferred Compensation Plan will remain effective until May 10, 2005, unless terminated earlier by the Board of Directors.

     As of each quarterly date on which retainer fees are payable to Outside Directors, each Outside Director will automatically receive an award of Common Stock Equivalents having a fair market value of $1,250.

     An Outside Director can also defer all or a portion of the retainer and/or meeting fees that would otherwise be paid to him or her in cash. Such deferred amounts will be converted into additional Common Stock Equivalents based on the then fair market value of the Common Stock.

     As soon as practicable after an Outside Directors' Board service terminates, he or she will receive a distribution of a number of shares of Common Stock equal to the number of Common Stock Equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of an Outside Director, the shares will be issued to his or her beneficiary. Upon a change in control of the Company (as defined in the Deferred Compensation Plan), however, each Outside Director will receive a cash payment equal to the value of his or her accumulated Common Stock Equivalents.

     A maximum of 75,000 shares of Common Stock will be available for issuance under the Deferred Compensation Plan. The Deferred Compensation Plan may be terminated or amended at any time.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held a total of 3 meetings during 1999 and acted through 2 written actions. All directors attended at least 75 percent of the meetings of the Board of Directors and any committee on which such directors served during the period, except for Mr. Biggs who attended two of the three Board meetings in 1999.

     The Board of Directors has designated four standing committees. The Executive Committee which, during 1999, consisted of Messrs. Wendel, Moe and Tiller, reviews and makes recommendations to the Board of Directors regarding the strategic plans and allocation of resources of the Company and exercises the authority of the Board of Directors on specific matters as delegated to it from time to time. The Audit Committee, which, during 1999, consisted of Messrs. Shank, Baltins, Thomson and Palen, reviews and makes recommendations to the Board of Directors with respect to the financial and legal posture of the Company, recommends the appointment of independent public accountants, reviews the reports and evaluations of the Company's independent public accountants and monitors improvements of any financial reporting discrepancies, receives internal audit reports and ensures corrections are made on any financial reporting deficiencies, monitors adherence to established corporate policies and practices including standards of business conduct and initiates and monitors any special audits that it may deem appropriate. The Audit Committee held a total of 3 meetings during 1999. The Compensation Committee, which, during 1999, consisted of Messrs. Dolan, Moe and Baltins, reviews and makes recommendations to the Board of Directors regarding the compensation of officers of the Company, employee profit sharing, and other benefit plans and also provides recommendations to the Board of Directors regarding a management succession plan for the Company. The Compensation Committee acted through 4 unanimous written actions in 1999. The Stock Award Compensation Committee, which, during 1999, consisted of Messrs. Dolan and Biggs, makes recommendations to the Board of Directors regarding stock-based incentives. The Stock Award Compensation Committee acted through 5 written actions in 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Andris A. Baltins, a member of the Board of Directors, is also a member of the law firm of Kaplan, Strangis and Kaplan, P.A. which provided legal services to the Company during 1999. It is anticipated that Kaplan, Strangis and Kaplan, P.A. will provide certain legal services to the Company in 2000.

     Richard A. Zona, a nominee for election as a Class III Director, is a Vice Chairman of U.S. Bancorp, the parent of U.S. Bank National Association. U.S. Bank National Association is the agent and a lender under a

$175,000,000 unsecured line of credit to the Company pursuant to which there was $40,000,000 outstanding at December 31, 1999.

VOTING ARRANGEMENTS

     In connection with the conversion of Polaris Industries Partners L.P. to corporate form, Mr. Wendel and Mr. Victor Atkins entered into an agreement dated as of August 25, 1994 which provides, among other things, that for so long as Mr. Atkins owns no less than 3% of the outstanding shares of Common Stock, he will vote such shares in favor of the Company's nominees for election to the Board of Directors of the Company.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes of ownership of the Company's common stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely upon a review of the copies of those reports furnished to the Company during 1999 and written representations that no other reports were required, the Company believes that during 1999, all filing requirements applicable to its directors, executive officers and 10% beneficial owners, if any, were complied with.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1999, 1998 and 1997 of those persons who were, as of December 31, 1999, (i) the Chief Executive Officer, and (ii) the four other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1999 (the "Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                       AWARDS
                                          ----------------------------------   -------------------------------
                                                                OTHER ANNUAL                                      ALL OTHER
                                           SALARY     BONUS     COMPENSATION   RESTRICTED STOCK   # OF OPTIONS   COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR   ($) (A)    ($) (B)      ($) (C)          ($) (D)          (#) (E)        ($) (F)
   ---------------------------     ----   -------    -------    ------------   ----------------   ------------   ------------
W. Hall Wendel, Jr...............  1999   $240,000   $240,000       --             $290,375          20,000        $25,875
  Chairman of the Board            1998   $249,231   $246,738       --             $310,500          20,000        $24,702
                                   1997   $240,000   $244,800       --             $214,755          18,000        $23,520
Thomas C. Tiller.................  1999   $418,273   $836,545       --             $789,063          50,000        $13,462
  Chief Executive Officer          1998   $187,499   $243,749     $100,000         $915,625         425,000        $ 8,000
  and President (G)
Charles A. Baxter................  1999   $150,000   $135,000       --             $ 72,909           5,000        $15,769
  Vice President -- Engineering    1998   $155,769   $132,000       --             $ 74,588           4,800        $14,388
  and General Manager -- Engines   1997   $150,000   $132,000       --             $ 59,869           5,000        $13,246
Jeffrey A. Bjorkman..............  1999   $148,654   $150,000       --             $ 78,906           5,400        $15,789
  Vice President --                1998   $140,969   $135,000       --             $ 77,625           5,000        $12,895
  Manufacturing                    1997   $116,923   $116,923       --             $ 51,371           4,300        $10,356
Michael W. Malone................  1999   $140,000   $125,000       --             $ 51,131           3,500        $13,981
  Vice President -- Finance,
    Chief                          1998   $108,846   $105,000       --             $ 62,100           4,000        $10,681
  Financial Officer and Secretary  1997   $ 89,423   $ 82,269       --             $ 41,844           3,500        $ 8,000

------------------------------
(A) Includes amounts deferred by the Executive Officers under the Company's 401(k) retirement savings plan and SERP.

(B) Bonus payments are reported for the year in which the related services were performed.

(C) The Company provides club memberships, club dues, financial planning and tax preparation, Exec-U-Care coverage, as well as standard employee medical, dental, and disability coverage to its Executive Officers. In 1997, Mr. Bjorkman also received a one-time relocation payment. In 1998, Mr. Tiller also received a one-time relocation payment of $100,000. The value of all "Other Annual Compensation" except for Mr. Tiller is less than the minimum of $50,000 or 10% of the total cash compensation for each person reported above.

(D) The Company granted restricted stock awards to employees (including the Executive Officers) in 1997, 1998 and 1999. Mr. Tiller received a grant of restricted stock awards upon joining the Company in 1998. All restricted stock awards were approved by the Stock Award Compensation Committee of the Board of Directors and were granted in accordance with the Company's 1996 Restricted Stock Plan. The amounts shown in this column were calculated by multiplying the closing market price of Polaris' common stock on the date of grant by the number of shares granted. The restricted shares become freely tradeable only upon the Company achieving certain compounded earnings growth targets within a four year period. The total number and value of restricted stock holdings as of December 31, 1999, calculated by multiplying the closing market price of Polaris' common stock on December 31, 1999 of $36.25 per share by the number of restricted shares held, for the named officers are as follows: Messrs. Wendel, 36,460, $1,321,675, Tiller, 50,000, $1,812,500, Baxter, 9,635, $349,269, Bjorkman, 8,655, $313,744, and Malone,
    6,475, $234,719.

(E) The Company granted stock options to employees (including the Executive Officers) in 1997, 1998 and 1999. Mr. Tiller was granted stock options upon joining the Company in 1998. All stock option grants were approved by the Stock Award Compensation Committee of the Board of Directors and granted in accordance with the Company's 1995 Stock Option Plan.

(F) Consists of Company matching contributions to the 401(k) retirement savings plan and SERP. The SERP plan began July 1, 1995 and is a nonqualified plan which mirrors the 401(k) plan without the Internal Revenue Service contribution limitations. The Executive Officers each received $10,000 in matching contributions to the 401(k) plan. The SERP contributions were $15,875, $3,462, $5,769, $5,789, and $3,981 respectively for Messrs. Wendel,
    Tiller, Baxter, Bjorkman and Malone.

(G) Mr. Tiller joined the Company in July 1998.

     The Company does not maintain any defined benefit or actuarial pension plan under which benefits are determined primarily by final compensation and years of service.

OPTION GRANTS FOR 1999 AND POTENTIAL REALIZABLE VALUES

     The table below sets forth as to each of the Executive Officers the following information with respect to option grants during 1999 and the potential realizable value of such option grants: (i) the number of shares of Common Stock underlying options granted during 1999, (ii) the percentage that such options represent of all options granted to employees during 1999, (iii) the exercise price, (iv) the expiration date and (v) the potential realizable value, assuming a 5% and 10% annual rate of appreciation. The 5% and 10% assumed rates of growth are for illustrative purposes only. They are not intended to predict future stock prices, which will depend on market conditions and other factors such as the Company's performance. All options indicated become exercisable on April 1, 2002.

                         OPTION GRANTS DURING 1999 AND
                      ASSUMED POTENTIAL REALIZABLE VALUES

                                                  INDIVIDUAL GRANTS
                                              -------------------------                   POTENTIAL REALIZABLE VALUE
                                               % OF TOTAL                                  AT ASSUMED ANNUAL RATES
                                                OPTIONS                                  OF STOCK PRICE APPRECIATION
                                 NUMBER OF     GRANTED TO     EXERCISE                         FOR OPTION TERM
                                  OPTIONS     EMPLOYEES IN      PRICE      EXPIRATION    ----------------------------
            NAME                  GRANTED     FISCAL YEAR     ($/SHARE)       DATE           5%              10%
            ----                 ---------    ------------    ---------    ----------    -----------    -------------
W. Hall Wendel, Jr...........     20,000          6.41%       $31.5625       4/1/09       $396,990       $1,006,050
Thomas C. Tiller.............     50,000         16.03%       $31.5625       4/1/09       $992,474       $2,515,125
Charles A. Baxter............      5,000          1.60%       $31.5625       4/1/09       $ 99,247       $  251,512
Jeffrey A. Bjorkman..........      5,400          1.73%       $31.5625       4/1/09       $107,187       $  271,633
Michael W. Malone............      3,500          1.12%       $31.5625       4/1/09       $ 69,473       $  176,059

OPTION EXERCISES AND VALUES FOR 1999

     The following table sets forth as to each of the Executive Officers information with respect to option exercises during 1999 and the status of their options on December 31, 1999: (i) the number of shares of Common Stock underlying options exercised during 1999, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 1999 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 1999.

                  AGGREGATED OPTION EXERCISES DURING 1999 AND
                       OPTION VALUES ON DECEMBER 31, 1999

                                                                                                  VALUE OF IN-THE-MONEY
                                                                    SHARES COVERED BY              OUTSTANDING OPTIONS
                                                                   OUTSTANDING OPTIONS                 12/31/99 (A)
                          SHARES COVERED         GAIN AT       ----------------------------    ----------------------------
        NAME               BY EXERCISES       EXERCISE DATE    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----             -----------------    -------------    -----------    -------------    -----------    -------------
W. Hall Wendel,
  Jr.................       --                  --               61,500           58,000        $346,125        $332,750
Thomas C. Tiller.....       --                  --                --             475,000          --            $234,375
Charles A. Baxter....       --                  --               19,500           14,800        $112,875        $ 87,938
Jeffrey A.
  Bjorkman...........       --                  --               11,500           14,700        $ 64,375        $ 82,963
Michael W. Malone....       --                  --                7,500           11,000        $ 40,125        $ 63,156

------------------------------

(A) Stock options were granted in 1995, 1996, 1997, 1998 and 1999. The exercise price for the 1995 options is $29.00 per share; the exercise price for the 1996 options is $33.75 per share; the exercise price for the 1997 options is $25.75; the exercise price for the 1998 options for all executives other than Mr. Tiller is $33.75; and the exercise price for the 1999 options is $31.56. The exercise prices for options granted to Mr. Tiller in 1998 were $36.625 per share with respect to 175,000 shares and $49.45 per share with respect to 250,000 shares. The closing Common Stock price reported for the New York Stock Exchange Composite Transactions on December 31, 1999 (the last trading day of calendar year 1999) was $36.25.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     Agreement with Mr. Wendel

     An agreement with Mr. Wendel provides benefits in the event of death, disability, retirement or severance. If, during the term of his employment, Mr. Wendel becomes totally disabled, the Company will pay monthly disability payments of $4,167 during his lifetime until age 65. In the event of the death of Mr. Wendel during his employment or while receiving disability payments, the Company will pay Mr. Wendel's designated beneficiary a total of $500,000 in monthly payments over ten years. In the event of termination of employment without cause, the Company will pay a total of $500,000 in monthly installments over ten years commencing on Mr. Wendel's 65th birthday or, if later, retirement. In the event of voluntary termination of employment by Mr. Wendel, the Company will pay $50,000 for each full year of service (including the period during which disability payments are received) after September 14, 1982, up to $500,000 in monthly installments over ten years commencing on Mr. Wendel's 65th birthday or, if later, retirement.

     Agreement with Mr. Tiller

     The Company and Mr. Tiller entered into an employment agreement on April 1, 1998, effective July 8, 1998, which provides for Mr. Tiller's employment through at least December 31, 2001. The employment agreement provides for an initial annual base salary of $375,000 until such time as Mr. Tiller becomes Chief Executive Officer, at which time the annual salary increases to $450,000, to be reviewed annually by the Compensation Committee of the Board of Directors. Mr. Tiller is eligible to receive an annual bonus under the Company's bonus/profit sharing arrangements as determined by the Compensation Committee of the Board of Directors. The employment agreement provides that the minimum and target bonus payments to be made to Mr. Tiller for the years ending December 31, 1998 and 1999 under the Company's bonus/profit sharing arrangements are 100% and 200%, respectively, of Mr. Tiller's base salary for such periods.

     In connection with the employment agreement, the Stock Award Compensation Committee of the Board of Directors granted to Mr. Tiller, on July 8, 1998, stock option awards with respect to 425,000 shares of Common Stock under the Company's 1995 Stock Option Plan. Options with respect to 175,000 of such shares have an exercise price of $36.625, the fair market value of the Common Stock on July 8, 1998, and vest on July 8, 2001. Options with respect to the remaining 250,000 shares of Common Stock have an exercise price of $49.45 per share (approximately 135% of the fair market value of Polaris Common Stock on the date of grant) and vest when the market value of the Company's Common Stock equals or exceeds such exercise price. The 175,000 share option expires on July 8, 2008 and the 250,000 share option expires on July 8, 2003 if not then vested or if vested on July 8, 2003, on July 8, 2008.

     Additionally, on July 8, 1998, Mr. Tiller was awarded performance restricted share awards with respect to 25,000 shares of the Company's Common Stock under the Company's 1996 Restricted Stock Plan. The restricted shares become freely tradeable only upon the Company achieving certain compound earnings growth targets within a four-year period.

     The employment agreement provides that Mr. Tiller will continue to receive additional stock option grants with respect to 50,000 shares of the Company's Common Stock annually with exercise prices equal to the fair market value of such shares on the date of grant and additional performance restricted share awards with respect to 25,000 shares of the Company's Common Stock annually in each of 1999, 2000, 2001 and 2002.

     Under the employment agreement, in the event of Mr. Tiller's voluntary resignation or the termination of his employment by the Company for cause, he will be entitled to receive the compensation earned to date, but shall forfeit any options, restricted stock or other benefits not then vested.

     If Mr. Tiller's employment is terminated without cause, or if he resigns for good reason, he will be entitled to receive his base salary earned to date; a pro rata bonus payment for the year of termination, payable at the time bonuses for such period are otherwise payable; his base salary as then in effect for a two-year period, payable in monthly installments at the times such base salary would customarily be payable; and his targeted bonus amount for such two-year period, payable in two annual installments at the times that bonuses would customarily be paid for such period.

     Change in Control Agreements

     The Company has employment agreements (the "Agreements") with the persons named in the Summary Compensation Table which become effective only upon a Change in Control (as defined in the Agreements). If upon or within 24 months after a Change in Control, any of the persons named in the Summary Compensation Table terminates his employment for Good Reason or such employee's employment is terminated without Cause (as such terms are defined in the Agreements), he will be entitled to all accrued but unpaid compensation and benefits and a lump-sum cash payment equal to two times such employee's average annual cash compensation (including cash bonuses, but excluding the award or exercise of stock options or stock grants) for the three fiscal years (or lesser number of years if the employee's employment has been of shorter duration) of the Company immediately preceding such termination. If such termination occurs before a cash bonus for any preceding fiscal year has been paid, the Company is required to pay to the employee the amount of the employee's cash bonus for such preceding fiscal year as soon as it is determinable and such amount is to be included in the determination of the payment to be made pursuant to the Agreement. No cash bonus shall be paid for any part of the fiscal year in which the termination occurs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Beverly F. Dolan, Robert S. Moe and Andris A. Baltins. Mr. Moe was Executive Vice President and Treasurer of a predecessor of the Company from 1981 through 1992. Mr. Baltins is a member of the law firm of Kaplan, Strangis and Kaplan, P.A., which provided legal services to the Company during 1999. It is anticipated that Kaplan, Strangis and Kaplan, P.A. will provide certain legal services to the Company during 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive total compensation program is tied closely to Company performance and aimed at enabling the Company to attract and retain the best possible executive talent, aligning the financial interests of the Company's management with those of its shareholders and rewarding those executives commensurably with their ability to drive increases in shareholder value. The program consists of a combination of base salary, annual profit sharing awards, stock options, restricted stock, group benefits and supplemental perquisites.

1999 EXECUTIVE COMPENSATION

     When taken as a whole, the goal of Polaris' executive total compensation program is to significantly correlate the level of executive compensation with the level of Company performance. This is accomplished through the use of a combination of annual profit sharing and long-term stock-based compensation programs in conjunction with the guaranteed/fixed compensation.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and for other most highly compensated executive officers. Section 162(m) provides that qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Company structures grants under its stock-based compensation plans in a manner that complies with this statute. Annual profit sharing bonuses for executives officers do not meet Section 162(m)'s requirement that they be "payable solely on account of attainment of one or more performance goals." The Company believes the profit-sharing annual bonuses, as currently structured with both performance goals and discretionary elements, best serve the interests of the Company and its shareholders by allowing the Company to recognize an executive officer's contribution as appropriate.

     Based upon a formal study of executive compensation of publicly-held peer companies for comparable positions conducted in the fall of 1999, 1999 executive total cash compensation (sum of actual base salary and annual profit sharing payouts) was approximately 90% of the market 75th percentile. 1999 executive total compensation (sum of total cash compensation, present value of long-term incentive grants, and Company contributions for benefits and perquisites) was approximately 62% of the market 75th percentile.

     Annual profit sharing bonuses for 1999 were paid in accordance with the established Company profit sharing plan. Stock options for 1999 were approved by the Stock Award Compensation Committee of the Board of Directors and in accordance with the 1995 Stock Option Plan. Restricted stock awards for 1999 were approved by the Stock Award Compensation Committee of the Board of Directors and in accordance with the 1996 Restricted Stock Plan.

     Mr. Tiller joined the Company as President and Chief Operating Officer in 1998. In May 1999, he was promoted to President and Chief Executive Officer. His current total cash compensation for 1999 was approximately 108% of the 75th percentile for comparable positions based upon a study of publicly-held peer companies and his total compensation package was approximately 86% of the 75th percentile.

1999 CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD COMPENSATION

     1999 CEO and Chairman of the Board Guaranteed Compensation (Base Salary, Benefits and Perquisites)

        Mr. Tiller's base salary was increased from $375,000 to $450,000 in May 1999 when he was promoted to Chief Executive Officer. Base salary for Mr. Wendel, the executive Chairman of the Board, remained at $240,000 for 1999, the same level as the previous seven years.

        Benefits and perquisites paid to Mr. Tiller and Mr. Wendel during 1999 included club memberships, club dues, financial planning and tax preparation, Exec-U-care coverage, as well as standard employee medical, dental, and 401(k) retirement savings plan participation. In addition, the

        Company adopted a supplemental executive retirement program on July 1, 1995 to mirror the 401(k) plan.

     1999 CEO and Chairman of the Board Annual Bonus (Profit Sharing Award)

        In accordance with the established Company profit sharing plan, Mr. Tiller received a profit sharing payout of $836,545 in March 2000 for his 1999 performance. Mr. Wendel's profit sharing payout for the same period was $240,000. Company performance determines the amount of aggregate funding for the profit sharing plan. The specific amount of Mr. Tiller's and Mr. Wendel's payout was determined by the Compensation Committee of the Board of Directors based on their individual contributions to the Company's success.

     1999 CEO and Chairman of the Board Stock Option and Restricted Stock Grants

        On April 1, 1999, Mr. Tiller was granted stock options with an exercise price of $31.5625 per share for 50,000 shares of Common Stock and 25,000 restricted stock awards. Mr. Wendel was granted stock options with an exercise price of $31.5625 per share for 20,000 shares of Common Stock and 9,200 restricted stock awards. The options were granted in accordance with the 1995 Stock Option Plan and vest on the third anniversary of the date of grant. The restricted stock awards were granted in accordance with the 1996 Restricted Stock Plan and the restricted shares granted thereunder become freely tradeable only upon the Company achieving certain compounded earnings growth targets within a four year period.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

BEVERLY F. DOLAN                 ROBERT S. MOE                 ANDRIS A. BALTINS
Compensation Committee       Compensation Committee       Compensation Committee

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The graph below compares the five-year cumulative total return to shareholders (stock price appreciation plus reinvested dividends) for the Company's Common Stock with the comparable cumulative return of two indexes:
Standard & Poor's 500 Composite Stock Index and Media General's Recreational Vehicles Industry Group Index. The graph assumes the investment of $100 on January 1, 1995 in Common Stock of the Company and in each of the indexes, and the reinvestment of all dividends. Points on the graph represent the performance as of the last business day of each of the years indicated.

               Comparison of 5-Year Cumulative Total Return Among
    Polaris Industries Inc., Recreational Vehicles Index, and S&P 500 Index [PERFORMANCE GRAPH]

                                               POLARIS INDUSTRIES INC.    RECREATIONAL VEHICLES INDEX         S&P 500 INDEX
                                               -----------------------    ---------------------------         -------------
1994                                                   100.00                        100.00                      100.00
1995                                                    97.64                         98.86                      137.58
1996                                                    80.72                        126.32                      169.17
1997                                                   106.32                        156.39                      225.61
1998                                                   139.20                        210.95                      290.09
1999                                                   131.69                        240.37                      351.13

                     Assumes $100 Invested on Jan. 1, 1995
                          Assumes Dividend Reinvested
                        Fiscal year Ending Dec. 31, 1999

Source: Media General Financial Services

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, on the recommendation of the Audit Committee, selected the firm of Arthur Andersen LLP as its independent public accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1999. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal of a shareholder intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company, for inclusion in the Company's proxy statement relating to the 2001 Annual Meeting, by December 1, 2000. If the Company receives notice of a shareholder proposal after February 12, 2001, persons named as proxies for the 2001 Annual Meeting of Shareholders will have discretionary authority to vote on such proposal at such meeting.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors and the management of the Company know of no business that will be presented for consideration at the Annual Meeting other than the proposals referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

                             ADDITIONAL INFORMATION

     A copy of the Annual Report of the Company for the year ended December 31, 1999, has also been mailed under this cover to each shareholder. Additional copies of the Annual Report, the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from Michael W. Malone, the Vice President-Finance, Chief Financial Officer and Secretary of the Company.

     The Polaris Industries Inc. Annual Report on Form 10-K, on file with the Securities and Exchange Commission, may be obtained without charge, upon written request to Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota 55340, attention: Investor Relations. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting, the form of proxy and other material which may be sent to the shareholders will be borne by the Company. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, to aid in the solicitation of proxies. For these services, the Company will pay D.F. King & Co., Inc. a fee of $7,500 and reimbursement of its expenses. In addition, directors, officers and regular employees of the Company, at no additional compensation, may solicit proxies by telephone, facsimile, telegram or in person. Upon request, the Company will reimburse brokers and other persons holding shares of Common Stock for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company's Common Stock to give proxies.

                                          By order of the Board of Directors

                                          /s/ MICHAEL W. MALONE

                                          Michael W. Malone
                                          Vice President-Finance, Chief
                                          Financial Officer
                                          and Secretary

March 27, 2000

                            POLARIS INDUSTRIES INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, MAY 18, 2000
                                    9:00 AM
                             CORPORATE HEADQUARTERS
                                2100 HIGHWAY 55
                                MEDINA, MN 55340

/ LOGO /  POLARIS INDUSTRIES INC.
          2100 HIGHWAY 55, MEDINA, MN 55340                               PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 18, 2000

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

The undersigned hereby appoints W. Hall Wendel, Jr. and Michael W. Malone, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated below, all the shares of Common Stock, $.01 par value of Polaris Industries Inc. held of record by the undersigned on March 20, 2000, at the Annual Meeting of Shareholders to be held on May 18, 2000, or any postponements or adjournments thereof.

                      See reverse for voting instructions.

                                                                                     --------------------------------------------
                                                                                      COMPANY #
                                                                                      CONTROL #
                                                                                     --------------------------------------------

THERE ARE TWO WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR
PROXY CARD.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use and touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.  THE DEADLINE FOR VOTING BY PHONE IS 12:00 PM (CT)
ON WEDNESDAY, MAY 17, 2000.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

- Follow the simple instructions the Voice provides you.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Polaris Industries
Inc, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


                            IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD
                                          \/ please detach here \/


                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1

1. ELECTION OF CLASS III     01 Gregory R. Palen        03 Richard A. Zona     /  / Vote FOR               /  / Vote WITHHELD
   DIRECTORS FOR THREE       02 W. Hall Wendel, Jr.                                 all nominees                from all nominees
   YEAR TERM                                                                        (except as marked)


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE        ----------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT)
                                                                              ----------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR PROPOSAL 1.



Address Change? Mark Box  /  /                                                       Date
Indicate changes below:                                                                  ---------------------------



                                                                              -----------------------------------------------------


                                                                              -----------------------------------------------------

                                                                              Signature(s) in Box
                                                                              Please sign exactly as your name(s) appear on proxy.
                                                                              If held in joint tenancy, all persons must sign.
                                                                              Trustees, administrators, etc., should include title
                                                                              and authority. Corporations should provide full name
                                                                              of corporation and title of authorized officer signing
                                                                              the proxy.  If a partnership, please sign in
                                                                              partnership name by authorized person.
